SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                  CURRENT REPORT UNDER SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): July 1, 1999
                        Commission File Number: 0-25386


                               FX ENERGY, INC.
               ---------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                            87-0504461
      ------------------------------           -------------------
     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)



           3006 HIGHLAND DRIVE
                SUITE 206
           SALT LAKE CITY, UTAH                       84106
      ------------------------------           -------------------
     (Address of Principal Executive                (Zip Code)
                 Offices)

              Registrant's Telephone Number, including Area Code:
                               (801) 486-5555




                                    N/A
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     (Former name, former address, and formal fiscal year, if changed since last report)


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                             ITEM 5.  OTHER EVENTS

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FX ENERGY, INC., announced on July 6, 1999, that flow testing had begun on the
Stryszawa #2K, a well previously discovered by the Polish Oil and Gas Company
(POGC) in the Lachowice project area located in the Carpathian region of southern Poland. The well was perforated at 3,258-3,273 meters measured depth and began flowing at a controlled rate. A flow testing program will continue on the Stryszawa #2K for several weeks in order to determine whether the well will flow at a sustainable commercial rate, and also to evaluate the potential reserves of the well.

Another POGC discovery in the Lachowice area, the Lachowice #7, is also scheduled to be reentered. The well is currently shut-in awaiting the replacement of wellhead equipment.

In the Lachowice project area, FX Energy and Apache Corp. (NYSE:APA) are paying the cost to reenter and recomplete up to three wells and construct gathering and processing facilities, if warranted, in order to earn equal one-third interests with POGC. Apache is the operator.


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  July 7, 1999                   FX ENERGY, INC.



                                      By: /s/ Scott J. Duncan, Vice President